 Exhibit 99.2
Press Release

Community Partners Bancorp Receives Preliminary Approval for $12.0 Million of SBLF Capital

MIDDLETOWN, N.J., July 20, 2011 (GlobeNewswire) -- Community Partners Bancorp (Nasdaq: CPBC), (the "Company"), the parent company of Two River Community Bank ("Two River"), announced that it has received preliminary approval to receive an investment of $12 million in the Company's preferred stock from the United States Department of the Treasury under the Small Business Lending Fund (the "SBLF"). The SBLF is a voluntary program intended to encourage small business lending by providing capital to qualified community banks at favorable rates.

In connection with the investment, the Company will use $9.0 million of the SBLF funds to redeem all of the outstanding shares of preferred stock issued to the Treasury under the TARP Capital Purchase Program. It is also the intention of the Company to redeem at a to-be-determined price the 311,972 warrants to purchase additional shares of preferred stock issued to the Treasury as part of the original TARP funding. William D. Moss, President and Chief Executive Officer commented, "The types of small business loans intended by the SBLF program represent a significant portion of our Company's loan portfolio. We are proud of our successful lending practices to the small business community and continue to look forward in supporting our local business customer through these difficult economic times."

Subject to review of the SBLF documentation and final due diligence by the Treasury, the Company anticipates that the transaction will close within 30 days.

About the Company

Community Partners Bancorp is the holding company for Two River Community Bank, which is headquartered in Middletown, New Jersey. Two River Community Bank currently operates 15 branches throughout Monmouth and Union Counties. More information about Two River Community Bank is available at www.tworiverbank.com . More information about Community Partners is available at www.communitypartnersbancorp.com .

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's strategies and current views and expectations about new and existing programs and products, relationships, opportunities, and market conditions. These statements may be identified by such forward-looking terminology as "look," "anticipate," ""will," or similar statements. Actual results may differ materially from such forward-looking statements, and no undue reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; passage by Congress of a law which unilaterally amends the terms of the Treasury's preferred stock investment in Community Partners in a way that adversely affects Community Partners; material adverse changes in Community Partners' operations; a decline in the economy in Community Partners' primary market areas; changes in relationships with major customers; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume; changes in laws and regulations;adoption, interpretation and implementation of new or pre-existing accounting pronouncements; operational risks, including the risk of fraud by employees or outsiders; and the inability to successfully implement new lines of business or new products and services. Please also see the risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2010. The statements in this press release are made as of the date of this press release, even if subsequently made available by Community Partners on its website or otherwise. Community Partners assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

CONTACT: William D. Moss, President & CEO
Community Partners Bancorp
732-706-9009 wmoss@tworiverbank.com
A. Richard Abrahamian, Executive Vice President & CFO
Community Partners Bancorp
732-216-0167 rabrahamian@tworiverbank.com